UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2005 (July 22, 2005)

                               Kaman Corporation
             (Exact name of registrant as specified in its charter)


                                  Connecticut
                 (State or other jurisdiction of incorporation)

                    0-1093                                 06-0613548
           (Commission File Number)                      (IRS Employer
                                                      Identification No.)
           1332 Blue Hills Avenue,
           Bloomfield, Connecticut                           06002
   (Address of principal executive offices)                (Zip Code)

                          (860) 243-7100 Registrant's
                     telephone number, including area code

                                 Not Applicable
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 8.01.        Other Events.

                  The Company announced that on July 22, 2005, an arbiter has determined that the previously disclosed agreement between Mason Capital Management ("Mason") and the Kaman family constitutes a "qualifying alternative transaction" under the recapitalization agreement, dated June 7, 2005, between the Kaman family and the Company (the "Recapitalization Agreement") and that the Kaman family has complied with all the conditions necessary to pursue the alternative transaction with Mason, the closing of which would terminate the Recapitalization Agreement.

                  Pursuant to the Recapitalization Agreement, the Company has five business days to determine whether or not to submit a "substitute recapitalization proposal" to its shareholders. A "substitute recapitalization proposal" must offer consideration equivalent to at least $55.65 for each share of Class B voting common stock. In the event that the Company is to make a "substitute recapitalization proposal" to its shareholders, the Kaman family has agreed pursuant to the Recapitalization Agreement, to vote its shares of Class B voting common stock and Class A nonvoting common stock for approval of the "substitute recapitalization proposal" and that its ability to pursue the proposed Mason transaction will be precluded. However, if the recapitalization agreement were to be later terminated without the "substitute recapitalization proposal" having been completed, the Kaman family would be free to pursue an alternative transaction.

                  A copy of the press release is attached hereto as exhibit
99.1 and incorporated herein by reference.

                  Further detail on the proposed recapitalization and recapitalization agreement can be found in the recapitalization agreement, which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits.



Exhibit 99.1              Press Release, dated July 22, 2005


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            KAMAN CORPORATION


                                            By: /s/ Robert M. Garneau
                                                -------------------------------
                                                Robert M. Garneau
                                                Executive Vice President and
                                                Chief Financial Officer


Dated: July 22, 2005

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                               INDEX TO EXHIBITS

Exhibit 99.1              Press Release, dated July 22, 2005